UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 11, 2015

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2015, Twitter, Inc. (“Twitter”) announced that Richard Costolo has decided to step down as Chief Executive Officer of Twitter, effective July 1, 2015. Twitter’s Board of Directors has named Jack Dorsey, Co-Founder and Chairman of the Board, to serve as Interim Chief Executive Officer while the Board conducts a search for Twitter’s next CEO. Mr. Costolo will continue to serve on Twitter’s Board of Directors, and Mr. Dorsey will continue to serve as CEO of Square, Inc., the payments and financial services company he co-founded in 2009.

Mr. Dorsey, 38, is one of Twitter’s co-founders and has served as the Chairman of Twitter’s Board of Directors since October 2008 and as a member of the Board of Directors since May 2007. Mr. Dorsey served as Twitter’s President and Chief Executive Officer from May 2007 to October 2008. Since February 2009, Mr. Dorsey has served as Co-Founder and Chief Executive Officer of Square, Inc. Mr. Dorsey currently serves on the boards of directors of The Walt Disney Company and Square, Inc.

There are no arrangements or understandings between Mr. Dorsey and any other persons pursuant to which he was selected as Interim Chief Executive Officer. There are also no family relationships between Mr. Dorsey and any director or executive officer of Twitter and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Twitter entered into an offer letter with Mr. Dorsey on June 11, 2015, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. Mr. Dorsey has agreed to forego all forms of direct compensation until the Compensation Committee of Twitter’s Board of Directors agrees upon a compensation package for him at the same time that it conducts its annual assessment and setting of executive compensation later in the year.

In connection with his change in roles, Mr. Costolo entered into a letter agreement (“Letter Agreement”) with Twitter agreeing to cancel all of his remaining unvested equity after July 1, 2015. After such date, Mr. Costolo will be entitled to the compensation set forth in Twitter’s Outside Director Compensation Policy, a copy of which has been filed as Exhibit 10.23 to Twitter’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2014. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

On June 11, 2015, Twitter issued a press release announcing the CEO transition and reaffirming Twitter’s outlook for the second quarter of 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter between Twitter and Jack Dorsey, dated as of June 11, 2015.

10.2	Letter Agreement between Twitter and Richard Costolo, dated as of June 11, 2015.

99.1	Press release issued by Twitter, Inc., dated June 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date: June 11, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter between Twitter and Jack Dorsey, dated as of June 11, 2015.

10.2	Letter Agreement between Twitter and Richard Costolo, dated as of June 11, 2015.

99.1	Press release issued by Twitter, Inc., dated June 11, 2015.